Exhibit 99.1

Item 14.	Other Expenses of Issuance and Distribution

The expenses to be paid by Imprivata, Inc. (the “Company”) in connection with the offering and sale of the Company’s common stock pursuant to the Company’s registration statement, File No. 333-205399 (the “Registration Statement”), other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$		*
Accounting fees and expenses		$150,000
Legal fees and expenses		$240,000
Transfer agent fees		$7,000
Printing and miscellaneous fees and expenses		$178,000

Total		$575,000

*	On July 1, 2015, the Company filed with the Securities and Exchange Commission the Registration Statement for the registration of 13,395,230 shares of the Company’s common stock, including the shares sold in this offering. A registration fee in the amount of $25,122 was previously paid to the Securities and Exchange Commission in connection with the initial filing of the Registration Statement.